Exhibit 99

                                  PRESS RELEASE

FIRST HORIZON PHARMACEUTICAL APPOINTS DELOITTE & TOUCHE LLP AS ITS INDEPENDENT AUDITORS



ALPHARETTA, GA - (JUNE 10, 2002) FIRST HORIZON PHARMACEUTICAL CORPORATION (NASDAQ: FHRX) said today that it has engaged Deloitte & Touche LLP as the company's independent auditors effective June 7, 2002. The selection of Deloitte & Touche follows a thorough search and evaluation process of several independent auditing firms. Prior to the selection of Deloitte & Touche, Arthur Andersen had served as the company's independent auditors. This replacement is based on a thorough analysis of the recent events regarding Arthur Andersen and is not due to any disagreement with or adverse opinions from Arthur Andersen.

FIRST HORIZON BACKGROUND

First Horizon Pharmaceutical Corporation is a specialty pharmaceutical company that markets prescription products in four therapeutic areas: cardiology, obstetrics and gynecology, pediatrics and gastroenterology. The Company has a portfolio that includes 17 branded prescription products of which 7 are actively promoted to high-prescribing physicians through its nationwide marketing and sales force. First Horizon employs over 200 people and reported revenue of $69 million in 2001. The Company's website address is http://firsthorizonpharm.com.



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CONTACTS:
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KAREN OLSEN                                     ADAM MATHIS
INVESTOR RELATIONS                              SR. DIRECTOR, FINANCE & STRATEGIC PLANNING
FIRST HORIZON PHARMACEUTICAL CORPORATION        FIRST HORIZON PHARMACEUTICAL CORPORATION
770-442-9707 EXT. 1459                          770-442-9707 EXT. 1415
kolsen@horizonpharm.com                         amathis@horizonpharm.com

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